EXHIBIT 28(n)
FUNDVANTAGE TRUST
Multiple Class Plan Pursuant to Rule 18f-3
          This Form of Multiple Class Plan (the “Plan”) has been adopted pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the “1940 Act”) by a majority of the Board of Trustees (the “Board”) of FundVantage Trust (the “Trust”), including a majority of those Trustees who are not “Interested persons” of the Trust as defined in the 1940 Act (the “Independent Trustees”), with respect to each series of the Trust listed in Appendix A attached hereto (each a “Fund” and, collectively, the “Funds”).
          The Plan, in accordance with Rule 18f-3 under the 1940 Act, (i) designates classes of shares of each Fund and (ii) sets forth the differences between the classes with respect to shareholder services, distribution arrangements, expense allocations and any related conversion features or exchange privileges. Appendix A, as it may be amended from time to time, lists the Funds that operate under the Plan, and the classes of each such Fund. Appendix A also sets forth the actual sales charges, Rule 12b-1 distribution fees and shareholder service fees of each class of shares of each Fund. Additional details and restrictions regarding such fees and services are provided in each Fund’s prospectus and statement of additional information.
          The Trust’s Board, including a majority of the Independent Trustees, has determined that the Plan, including the allocation of expenses, is in the best interests of the Trust, each Fund and each class of shares offered by a Fund.
I. Classes Offered. Each Fund’s shares may be divided into Institutional Class, Retail Class, Class A, Class C, Class D, Class I and Class R shares. Retail Class, Class A and Class C shares shall be available to all investors and will be sold by the Trust’s principal underwriter for the Funds (the “Distributor”) and by banks, securities brokers or dealers and other financial institutions that have entered into a selling agreement with the Distributor. Institutional Class/Class I, Class D and Class R shares will be available only to certain eligible investors as disclosed in each Fund’s prospectus.
     A. Class A Shares. Class A shares shall be offered at the public offering price (net asset value per share and applicable sales charge) and subject to a distribution plan adopted pursuant to Rule 12b-1 under the 1940 Act with ongoing distribution fees. The distribution plan for Class A shares allows for the payment of a distribution fee up to 0.25% of average daily net assets of the Class A shares of a Fund to pay for distribution activities and expenses primarily intended to result in the sale of Class A shares.
          Class A shares purchased without an initial sales charge that are redeemed within 18 months from purchase may be subject to a contingent deferred sales charge (“CDSC”) as described in a Fund’s prospectus as from time to time in effect. Class A shares purchased with reinvested dividends or distributions are not subject to a CDSC. The CDSC may be reduced or waived as permitted by Rule 6c-10 under the 1940 Act and as described in a Fund’s prospectus as from time to time in effect.
     B. Class C Shares. Class C shares shall be offered at the net asset value per share and subject to a distribution plan adopted pursuant to Rule 12b-1 under the 1940 Act with ongoing distribution and service fees. The distribution plan for Class C shares allows for the payment of a distribution and service fee up to 0.75% of average daily net assets of the Class C shares of a Fund to pay for distribution activities and expenses primarily intended to result in the sale of Class C shares and a shareholder servicing fee of 0.25% of average daily net assets for personal services and/or the maintenance of shareholder accounts of shareholders of Class C shares.
     C. Class D Shares.
          Class D shares shall be offered at the net asset value per share and subject to a distribution plan adopted pursuant to Rule 12b-1 under the 1940 Act with ongoing distribution fees. The distribution plan for Class D shares allows for the payment of a distribution fee up to 0.25% of average daily net assets of the Class D shares of a Fund to pay for distribution activities and expenses primarily intended to result in the sale of Class D shares.
     D. Class I Shares and Institutional Class. Class I shares and Institutional Class shares shall be offered at the net asset value per share. Class I shares and Institutional Class shares are not subject to Rule 12b-1 distribution fees or shareholder service fees.
     E. Class R. Shares.
          Class R shares shall be offered at the net asset value per share and subject to a distribution plan adopted pursuant to Rule 12b-1 under the 1940 Act with ongoing distribution fees. The distribution plan for Class R shares allows for the payment of a distribution fee up to 0.50% of average daily net assets of the Class R shares of a Fund to pay for distribution activities and expenses primarily intended to result in the sale of Class R shares.
     F. Retail Class Shares.
          Retail Class shares shall be offered at the net asset value per share and subject to a distribution plan adopted pursuant to Rule 12b-1 under the 1940 Act with ongoing distribution fees. The distribution plan for Retail Class shares allows for the payment of a distribution fee up to 0.25% of average daily net assets of the Retail Class shares of a Fund to pay for distribution activities and expenses primarily intended to result in the sale of Retail Class shares.
II. Expense Allocation. All expenses of each Fund shall be allocated among each of the Classes in accordance with Rule 18f-3 under the 1940 Act, except that the fees and expenses incurred by a Fund under a distribution plan or shareholder service plan for any class of shares shall be allocated to the class of shares subject to such plan and the following types of expenses specific to each class shall be allocated to such class:
1.	transfer agency and other record keeping costs;

2.	Securities and Exchange Commission and blue sky registration or qualification fees;

3.	printing and postage expenses related to printing, preparing and distributing materials such as shareholder reports, prospectuses and proxies to current shareholders of a particular class or to regulatory authorities with respect to such class;

4.	audit or accounting fees or expenses relating solely to such class;

5.	the expenses of administrative personnel and services as required to support the shareholders of such class;

6.	litigation or other legal expenses relating solely to such class;

7.	Trustees fees and expenses incurred as a result of issues relating solely to such class; and

8.	other expenses subsequently identified and determined to be properly allocated to such class.
III. Shareholder Services. Other than any shareholder services that may be provided under a shareholder service plan for the Funds, the services offered to shareholders of each class of shares shall be the same.
IV. Conversion Features. No shares of any class shall automatically convert to shares of another class.
V. Exchange Privileges. Shareholders of a Class may exchange their shares for shares of the same Class of any other Fund (i.e., Institutional Class shares may be exchanged for Institutional Class shares of another Fund) at their relative net asset values as set forth in the prospectus of a Fund.
VI. Voting and other Rights. Each Class of shares shall have (a) exclusive voting rights on any matter submitted to shareholders that relates solely to its arrangements; (b) separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of the other class; and (c) in all other respects, the same rights and obligation as the other classes.
VII. Amendments to the Plan. The Plan may not be materially amended to change its provisions unless a majority of the Board of the Trust, including a majority of the Trustees who are not Interested persons of the Trust within the meaning of the 1940 Act, shall find that the Plan, as proposed and including the expense allocations, is in the best interest of each Class individually and the Fund as a whole.

FUNDVANTAGE TRUST1

APPENDIX A

TO THE
MULTIPLE CLASS PLAN PURSUANT TO RULE 18F-3

		Maximum
		Contingent
		Deferred Sales	Maximum	Maximum
	Maximum Initial	Charge	Rule 12b-1	Shareholder	Redemption
Series/Share Class	Sales Charge	(“CDSC”) [2]	Fees[3]	Service Fees	Fee/Holding Period[4]
1. Cutwater High Yield Fund
Class A	4.00%	None	0.25%	None	1%/60 days
Class C	None	1.00%	1.00%	None	1%/60 days
Institutional	None	None	None	None	1%/60 days
2. Cutwater Investment Grade Bond Fund
Class A	4.00%	None	0.25%	None	1%/60 days
Class C	None	1.00%	1.00%	None	1%/60 days
Institutional	None	None	None	None	1%/60 days
3. Cutwater Multi-Sector Inflation Protection Fund
Class A	4.00%	None	0.25%	None	1%/60 days
Class C	None	1.00%	1.00%	None	1%/60 days
Institutional	None	None	None	None	1%/60 days
4. Cutwater Municipal Bond Inflation Protection Fund
Class A	4.00%	None	0.25%	None	1%/60 days
Class C	None	1.00%	1.00%	None	1%/60 days
Institutional	None	None	None	None	1%/60 days

[1]	The following series are not included in this plan because such series currently issue shares of a single class of shares: Boston Advisors US Small Cap Equity Fund, Boston Advisors International Equity Fund, Boston Advisors Broad Allocation Strategy Fund , Pemberwick Fund, Pacific Capital Tax-Free Securities Fund and Tax-Free Short Intermediate Securities Fund.

[2]	A CDSC of 1.00% is may be assessed on certain redemptions of Class A Shares made within 18 months after purchase where no initial sales charge was paid at time of purchase as part of an investment of $1,000,000 or more.

[3]	Class C shares are subject to a distribution fee and shareholder servicing fee, each pursuant to Rule 12b-1, of 0.75% and 0.25%., respectively.

[4]	Redemption fee is calculated as a percentage of the amount redeemed. The redemption fee is retained by the applicable Fund and is withheld from redemption proceeds.

		Maximum
		Contingent
		Deferred Sales	Maximum	Maximum
	Maximum Initial	Charge	Rule 12b-1	Shareholder	Redemption
Series/Share Class	Sales Charge	(“CDSC”) [2]	Fees[3]	Service Fees	Fee/Holding Period[4]
5. Lateef Fund
Class A	5.00%	None	0.25%	None	2%/30 days
Class C	None	None	1.00%	None	2%/30 days
Class I	None	None	None	None	2%/30 days
6. Corverus Strategic Equity Fund
Class A	5.75%	None	0.25%	None	2%/180 days
Class I	None	None	None	None	2%/180 days
7. WHV International Equity Fund
Class A	5.75%	None	0.25%	None	2%/60 days
Class I	None	None	None	None	2%/60 days
8. Private Capital Management Value Fund
Class A	5.75%	None	0.25%	None	2%/30 days
Class C	None	None	1.00%	None	2%/30 days
Class I	None	None	None	None	2%/30 days
Class R	None	None	0.50%	None	2%/30 days
9. Estabrook Value Fund
Class A	5.75%	None	0.25%	None	1%/90 days
Class C	None	None	1.00%	None	1%/90 days
Class I	None	None	None	None	1%/90 days
Class R	None	None	0.50%	None	1%/90 days
10. Estabrook Investment Grade Fixed Income Fund
Class A	3.75%	None	0.25%	None	1%/90 days
Class C	None	None	1.00%	None	1%/90 days
Class I	None	None	None	None	1%/90 days
Class R	None				1%/90 days
11. Olympia American Real Estate Fund
Class A	5.25%	None	0.25%	None	2%/60 days
Class C	None	None	1.00%	None	2%/60 days
Class D	None	None	0.25%	None	2%/60 days
Class I	None	None	None	None	2%/60 days
12. Polen Growth Fund
Retail Class (Class A)	None	None	0.25%	None	2%/60 days
Institutional Class	None	None	None	None	2%/60 days
13. DuPont Capital Emerging Markets Fund

		Maximum
		Contingent
		Deferred Sales	Maximum	Maximum
	Maximum Initial	Charge	Rule 12b-1	Shareholder	Redemption
Series/Share Class	Sales Charge	(“CDSC”) [2]	Fees[3]	Service Fees	Fee/Holding Period[4]
Class A	5.75%	None	0.25%	None	2%/60 days
Class C	None	None	1.00%	None	2%/60 days
Class D	None	None	0.25%	None	2%/60 days
Class I	None	None	None	None	2%/60 days